SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event Reported):

                               JULY 15, 1996

                            RCSB FINANCIAL, INC.
              (Exact Name of Registrant as Specified in Charter)

                                  DELAWARE
                (State or other jurisdiction of incorporation)

                                  0-17709
                           (Commission File Number)


                                 16-1484699
                   (I.R.S. Employer Identification Number)


              235 EAST MAIN STREET, ROCHESTER, NEW YORK 14604
             (Address of Principal Executive Offices)  (Zip Code)


              Registrant's Telephone Number Including Area Code:

                               (716) 423-7270

ITEM  5.  OTHER  EVENTS.

(A) In accordance with a Notice of Redemption dated June 3, 1996, at the close of business on July 15, 1996 (the "Redemption Date"), RCSB Financial, Inc. ("RCSB" or "the Company") redeemed 652 shares of the Company's 7% Noncumulative Convertible Perpetual Preferred Stock, Series B (Nasdaq: RCSBP) (the "Series B Preferred Stock"), at a price of $26.225 per share plus accrued dividends for the dividend period ending July 14, 1996, in the amount of $0.4375 per share. Between June 3, 1996 and the close of business on the Redemption Date, the holders of 2,988,088 shares of Series B, Preferred Stock elected to convert those shares into 4,668,833 shares of common stock of the Company.

     From and after the Redemption Date, no shares of Series B Preferred Stock remain outstanding.


(B) On July 24, 1996, the Board of Directors of RCSB elected John P. Tierney to serve on the Board of the Company. Mr. Tierney retired from the position of Chairman and CEO of Chrysler Financial Corporation in 1994 after 31 years in the automotive business. Mr. Tierney's election increases the size of the Board to 11 directors and he will be among the nominees for re-election by the shareholders at RCSB's 1997 Annual Meeting.


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
                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               RCSB FINANCIAL, INC.


                                         By:   /s/ Paul R. Wuest
                                               ------------------
                                               Paul R. Wuest
                                               Senior Vice President and
                                               Chief Financial Officer




Dated: August 8, 1996


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